Exhibit 23.1

INDEPENDENT AUDITOR'S REPORT

Community Financial Corporation
Staunton, Virginia

We consent to the incorporation by reference in Registration Statements No. 33-36124 and 33-73844 of Community Financial Corporation on Forms S-8 of our report dated April 29, 2003, relating to the consolidated financial statements of Community Financial Corporation and subsidiary as of and for the years ended March 31, 2003 and 2002 in the Corporation's Form 10-KSB for the year ended March 31, 2003.

/s/ Yount, Hyde and Barbour, P.C.

Winchester, Virginia
June 30, 2003